Fulton Financial
Corporation

For Immediate Release                                                         Contact:  Laura J. Wakeley
Phone:     717-291-2616

Fulton Financial extends timeframe for stock repurchase program

(June 18, 2013) -- LANCASTER, PA. - Fulton Financial Corporation (Nasdaq: FULT) today announced that its board of directors has extended the timeframe for its current stock repurchase program announced in January 2013.

When the current program was announced, the Corporation planned to repurchase up to eight million shares of its own stock through June 30, 2013.  To date, the company has repurchased 6,420,936 of these shares, leaving 1,579,064 still available for repurchase.  Today’s action by the board of directors extends the current program through September 30, 2013.

The Corporation currently has approximately 193.6 million shares of stock outstanding.  As permitted by securities laws and other legal requirements and subject to market conditions and other factors, purchases may be made from time to time in the open market at prevailing prices. The repurchase program may be discontinued at any time.

Fulton Financial Corporation, a $16.7 billion financial holding company, is based in Lancaster, PA.  Fulton has more than 3,800 employees and operates nearly 270 banking offices in Pennsylvania, Maryland, Delaware, New Jersey and Virginia through the following subsidiary banks:  Fulton Bank, N.A., Lancaster, PA; Swineford National Bank, Middleburg, PA; Lafayette Ambassador Bank, Easton, PA; FNB Bank, N.A., Danville, PA; Fulton Bank of New Jersey, Mt. Laurel, NJ; and The Columbia Bank, Columbia, MD.

Safe Harbor Statement
This news release may contain forward-looking statements with respect to the Corporation’s financial condition, results of operations and business. Do not unduly rely on forward-looking statements. Forward-looking statements can be identified by the use of words such as "may," "should," "will," "could," "estimates," "predicts," "potential," "continue," "anticipates," "believes," "plans," "expects," "future," "intends" and similar expressions which are intended to identify forward-looking statements.
These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, some of which are beyond the Corporation's control and ability to predict, that could cause actual results to differ materially from those expressed in the forward-looking statements. The Corporation undertakes no obligation, other than as required by law, to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Many factors could affect future financial results including, without limitation:

•	the impact of adverse changes in the economy and real estate markets, including protracted periods of low-growth and sluggish loan demand;
•
the effect of market interest rates, particularly a continuing period of low market interest rates, and relative balances of rate-sensitive assets to rate-sensitive liabilities, on net interest margin and net interest income;

•	the effect of competition on rates of deposit and loan growth and net interest margin;
•
increases in non-performing assets, which may require the Corporation to increase the allowance for credit losses, charge-off loans and incur elevated collection and carrying costs related to such non-performing assets;

•	non-interest income growth, including the impact of potential regulatory changes;
•	investment securities gains and losses, including other-than-temporary declines in the value of securities which may result in charges to earnings;
•	the level of non-interest expenses, including salaries and employee benefits expenses, operating risk losses, amortization of intangible assets and goodwill impairment;
•	the impact of increased regulatory scrutiny of the banking industry;
•	the increasing time and expense associated with regulatory compliance and risk management;
•	the uncertainty and lack of clear regulatory guidance associated with the delay in implementing many of the regulations mandated by the Dodd-Frank Act;
•	capital and liquidity strategies, including the expected impact of the capital and liquidity requirements proposed by the Basel III standards;
•	operational risk, i.e. the risk of loss resulting from human error, inadequate or failed internal processes and systems, outsourcing arrangements, compliance and legal risk and external events; and
•	acquisition and growth strategies, including the impact of a less robust merger and acquisition environment in the banking industry and increased regulatory scrutiny.

For a more complete discussion of certain risks and uncertainties affecting the Corporation, please see the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” set forth in the Corporation’s filings with the Securities and Exchange Commission.

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